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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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HOST AMERICA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOST AMERICA CORPORATION
Two Broadway
Hamden, Connecticut 06518
(203) 248-4100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 31, 2004

TO THE SHAREHOLDERS OF HOST AMERICA CORPORATION:

       NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Host America Corporation, a Colorado corporation (the "Company"), will be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, on March 31, 2004, at 9:00 a.m., local time, and at any adjournment thereof (the "Meeting"), for the purpose of considering and acting upon the following matters:

1.	The election of four directors of the Company.
2.	The ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors for the year ending June 30, 2004.
3.	The transaction of such other business as may properly come before the Meeting.

       This Proxy Statement and the accompanying proxy are being mailed to the shareholders of the Company on or about February 20, 2004.

       Only holders of record of the Company's common stock and preferred stock at the close of business on February 19, 2004 are entitled to notice of and to vote at the Meeting.

       All shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope, which requires no additional postage if mailed in the United States. The granting of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

Geoffrey W. Ramsey PRESIDENT

Hamden, Connecticut
February 20, 2004

HOST AMERICA CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION

       The enclosed proxy is solicited by and on behalf of the Board of Directors of Host America Corporation, a Colorado corporation (the "Company" or "Host"), for use at the Company's Annual Meeting of Shareholders to be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, on March 31, 2004, at 9:00 a.m., local time, and at any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying proxy are being mailed to the shareholders of the Company on or about February 20, 2004.

       Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company's stock transfer agent or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to Computershare Investor Services at the address indicated on the envelope provided for the proxy. The expense of soliciting proxies, including the cost of preparing, assembling and mailing these proxy materials, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, fax or internet without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses for that purpose.

       All shares represented by valid proxies will be voted in accordance therewith at the Meeting. If no direction is made, validly executed and returned proxies will be voted for the election of the nominees for director named below, for ratification of the appointment of independent auditors and in the discretion of the proxy holders with respect to any other matters properly brought before the Meeting.

       The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2003 is being mailed along with these proxy materials to the Company's shareholders and contains financial information regarding the Company. See "Financial Information," below.

SHARES OUTSTANDING AND VOTING RIGHTS

       All voting rights are vested exclusively in the holders of the Company's $.001 par value common stock (the "Common Stock") and $.001 par value Series B preferred stock (“Series B Preferred Stock”), with each share entitled to one vote. Only shareholders of record at the close of business on February 19, 2004 are entitled to notice of and to vote at the Meeting. On February 9, 2004, the Company had 4,051,381 shares of Common Stock outstanding and 266,667 shares of Series B Preferred Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of directors. The Common Stock and Series B Preferred Stock vote as a single class. No fractional shares are presently outstanding.

       A majority of the outstanding shares of Common Stock and Series B Preferred Stock represented in person or by proxy will constitute a quorum at the Meeting. The four nominees for director receiving the most votes for election will be elected director, provided that a quorum is present. The proposal to ratify the appointment of the independent auditors will be approved if the votes cast in favor of the proposal exceed the votes cast against it, again provided that a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors or the proposal to approve the appointment of the independent auditors, but will be counted for purposes of determining if a quorum is present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding persons known to the Company to beneficially own five percent or more of the Common Stock as of February 9, 2004. This information is based upon filings made by such persons with the Securities and Exchange Commission (the "SEC") and upon information provided to the Company. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of February 9, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Roger Lockhart 20 Blue Water Circle Holiday Island, AR 72631	954,017	(1)	21.00%

(1)

Mr. Lockhart is the beneficial owner of 452,830 shares of Common Stock, 266,667 shares of Series B Preferred Stock convertible into 266,667 shares of Common Stock, and warrants to purchase 234,520 shares of Common Stock.  Mr. Lockhart beneficially owns 100% of the issued and outstanding shares of Series B Preferred Stock.

SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth certain information as of February 9, 2004, regarding the Common Stock beneficially owned by each director, nominee for director, each executive officer named in the summary compensation table below (the "Named Executive Officers") and all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of February 9, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Geoffrey W. Ramsey c/o Host America Corporation Two Broadway Hamden, CT 06518	433,930	(1)	10.24%
David J. Murphy c/o Host America Corporation Two Broadway Hamden, CT 06518	429,180	(2)	10.13%
Anne L. Ramsey c/o Host America Corporation Two Broadway Hamden, CT 06518	45,577	(3)	1.11%
Gilbert Rossomando c/o Host America Corporation Two Broadway Hamden, CT 06518	118,228	(4)	2.89%
Mark Cerreta c/o Host America Corporation Two Broadway Hamden, CT 06518	118,228	(5)	2.89%
Tammi Didlot c/o Host America Corporation Two Broadway Hamden, CT 06518	22,675	(6)	*
Eric Barger c/o Host America Corporation Two Broadway Hamden, CT 06518	60,500	(7)	1.49%
John D’Antona c/o Host America Corporation Two Broadway Hamden, CT 06518	39,174	(8)	*
Thomas P. Eagan c/o Host America Corporation Two Broadway Hamden, CT 06518	126,000	(9)	3.09%
Patrick J. Healy c/o Host America Corporation Two Broadway Hamden, CT 06518	54,160	(10)	1.32%
C. Michael Horton c/o Host America Corporation Two Broadway Hamden, CT 06518	88,220	(11)	2.15%
Peter Sarmanian c/o Host America Corporation Two Broadway Hamden, CT 06518	60,500	(12)	1.49%
Nicholas M. Troiano c/o Host America Corporation Two Broadway Hamden, CT 06518	1,550	(13)	*
All Directors and Executive Officers as a Group (13 persons)	1,597,922		36.80%

*	Less than 1%.
(1)	Mr. Ramsey is the beneficial owner of 246,850 shares of Common Stock, options to purchase 180,000 shares of Common Stock and warrants to purchase 7,080 shares of Common Stock.
(2)	Mr. Murphy is the beneficial owner of 242,100 shares of Common Stock, options to purchase 180,000 shares of Common Stock and warrants to purchase 7,080 shares of Common Stock.
(3)	Ms. Ramsey is the beneficial owner of 577 shares of Common stock and options to purchase 45,000 shares of Common Stock.
(4)	Mr. Rossomando is the beneficial owner of 82,728 shares of Common Stock and options to purchase 35,500 shares of Common Stock.
(5)	Mr. Cerreta is the beneficial owner of 82,728 shares of Common Stock and options to purchase 35,500 shares of Common Stock.
(6)	Ms. Didlot is the beneficial owner of 4,675 shares of Host Common Stock and options to purchase 18,000 shares of Common Stock.
(7)	Mr. Barger is the beneficial owner of 60,500 shares of Common Stock.
(8)	Mr. D’Antona is the beneficial owner of 74 shares of Common Stock, options to purchase 39,000 shares of Common Stock and warrants to purchase 100 shares of Common Stock.
(9)	Mr. Eagan is the beneficial owner of 100,000 shares of Common Stock and options to purchase 26,000 shares of Common Stock.
(10)	Mr. Healy is the beneficial owner of 1,000 shares of Common Stock, options to purchase 39,000 shares of Common Stock and warrants to purchase 14,160 shares of Common Stock.
(11)	Mr. Horton is the beneficial owner of 38,368 shares of Common Stock and warrants to purchase 49,852 shares of Common Stock.
(12)	Mr. Sarmanian is the beneficial owner of 60,500 shares of Common Stock.
(13)	Mr. Troiano is the beneficial owner of 1,250 shares of Common Stock and warrants to purchase 300 shares of Common Stock.

Changes in Control

       There is no arrangement or understanding known to the Company which may at a subsequent date result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based upon a review of the Company’s records during the fiscal year ended December 31, 2003 of the Company’s 10% shareholders, officers and directors, all applicable filing requirements under Section 16(a) of the Exchange Act were filed on a timely basis except for one late filing on Form 4 for Mr. Gilbert Rossomando.  The filing for Mr. Rossomando reported the sale of a total of 6,000 shares of Common Stock.

PROPOSAL 1—ELECTION OF DIRECTORS

       The Company's articles of incorporation provide that the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year. Directors in each class are elected for three-year terms. The Board currently consists of twelve members, of which four are to be elected at the Meeting.

       The four nominees for director receiving the most votes for their election will be elected directors, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors. The persons named in the enclosed form of proxy, unless otherwise directed therein, intend to vote such proxy FOR the election of each of the nominees named below as director for the term specified. If a nominee becomes unavailable for any reason, the persons named in the proxy are expected to vote for such nominees as are recommended by management or to reduce the number of persons to be elected. Management has no reason to believe that the nominees will be unavailable or unwilling to serve if elected to office.

       The Board of Directors has nominated four persons for election as director at the Meeting to serve for three-year terms. The nominees are currently serving as directors and have consented to serve for the new terms if re-elected.  In December 2003, the Board of Directors reclassified Mr. Gilbert Rossomando, previously a Class III director whose term was scheduled to expire at the Meeting, as a Class I director, whose term will expire in 2005.  This reclassification was necessary so that the three director classes remain as nearly equal in number as possible and to accommodate the addition of Mr. Barger and Mr. Sarmanian as Class III directors pursuant to the acquisition of GlobalNet Energy Investors, Inc.  In addition, in February 2004, the Board of Directors appointed two additional independent directors to the Company’s Board.  Mr. Horton was appointed as a Class I director and Mr. Troiano was appointed as a Class II director.  The Board anticipates appointing one additional independent director prior to the Meeting to comply with the recently adopted Nasdaq corporate governance listing standards requiring a listed company to have a majority of independent directors.

       The Board of Directors recommends a vote "FOR" the election of each of the nominees identified below as a director for a three-year term.

Present Directors Nominated For Re-Election
Name	Age	Position	Director Since	Term to Expire
Geoffrey W. Ramsey	53	CEO, President, Treasurer and Director	1986	2007
David J. Murphy	46	CFO, Executive Vice President and Director	1986	2007
Eric Barger	44	President of GlobalNet and Director	2003	2007
Peter Sarmanian	33	Director	2003	2007

Directors Continuing in Service

Name	Age	Position	Director Since	Term to Expire
Anne L. Ramsey	56	Secretary and Director	1986	2006
Tammi Didlot	38	President of SelectForce and Director	2002	2006
Thomas P. Eagan, Jr.	61	Director	1988	2006
Nicholas M. Troiano	46	Director	2004	2006
Gilbert Rossomando	45	President of Lindley and Director	2000	2005
John D’Antona	61	Director	1998	2005
Patrick J. Healy	60	Director	1998	2005
C. Michael Horton	61	Director	2004	2005

       There are no family relationships among any directors, executive officers or persons nominated or chosen by Host to become a director or executive officer, except that Geoffrey Ramsey and Anne Ramsey are brother and sister.

       Additional information regarding the nominees for election as directors and the continuing directors of the Company follows:

Nominees

Geoffrey W. Ramsey	CEO, President, Treasurer and Director

Mr. Ramsey, Host’s co-founder, has been the CEO, President, Treasurer and a director of Host since March 1986.  Mr. Ramsey has more than 30 years experience in the food service industry. Currently, he is responsible for the day-to-day management of all marketing and sales activities for Host.  He also is responsible for future growth planning and evaluating potential acquisition candidates.  He has developed a comprehensive sales program for manual dining operations, vending and other ancillary services.  Prior to 1986, Mr. Ramsey operated a number of diverse food service operations.  These included the University of New Haven, Southern Connecticut State University, Choate – Rosemary Hall and others.  Mr. Ramsey was Personnel and Training Specialist for ARA Services and has a B.S. degree from the University of New Haven and a A.A.S. degree from the Culinary Institute of America.

David J. Murphy	CFO, Executive Vice President and Director

Mr. Murphy, a co-founder of Host, has been CFO, Executive Vice President and a director of Host since March 1986.  Mr. Murphy has more than 25 years experience in the industry.  Currently, he is responsible for all financial and operational aspects of Host.  From 1984 to 1986 he was the Operations Manager for Campus Dining at the University of New Haven and served as Adjunct Professor in the Hotel, Restaurant and Tourism School.  From 1983 to 1984 he was involved in operations at Hamilton College in Clinton, New York and Fairleigh Dickinson University in Madison, New Jersey.  Mr. Murphy received his B.S. degree in International Business from Quinnipiac University in Hamden, Connecticut, and a certificate in Exporting Marketing from the same college.  He has also completed post graduate courses in business.  Mr. Murphy is a member of the National Restaurant Association and the National Association of College and University Food Services and is listed in 1986-1987 Directory of Hospitality Educators.

Eric Barger

President of GlobalNet and Director

Mr. Barger founded GlobalNet, has served as the President since May 2002 and has more than twenty-five years of experience as a mechanical engineer.  Mr. Barger is responsible for all aspects of GlobalNet’s operations.  From 1978 to 1983, Mr. Barger trained in mechanical engineering and design with the United States Air Force.  In 1984, he founded Sun Artic, a HVAC/refrigeration and installation company in Texas.  In 1986, Mr. Barger founded AACHINC, a mechanical contracting company based in Dallas, Texas. In 1988 and 1989, AACHINC was awarded the Trane Air Conditioning “Distinguished Dealership of the Year” award.  Mr. Barger sold AACHINC in 1993 and pursued personal business interests until he founded GlobalNet in 2002.  GlobalNet was formed to market and distribute energy saving technology and provide utility aggregation.

Peter Sarmanian

Director

Mr. Sarmanian has been a director since December 23, 2003.  From February 1997 to the present, Mr. Sarmanian has been the co-founder and President of Classic Restaurant Concepts, LLC, a Massachusetts based restaurant company, which operates upscale Irish pubs and restaurants.  In March 2002, Mr. Sarmanian co-founded Strategic Energy Technology Group of Farmingham, Massachusetts, which specializes in the design and distribution of electrical energy conservation products and systems.  Mr. Sarmanian received a BSBA degree from the University of Denver in 1993.

Continuing Directors

Anne L. Ramsey	Secretary and Director

Ms. Ramsey has been the Secretary and a director of Host since March 1986. Along with her duties as Corporate Secretary, Ms. Ramsey serves as the Human Resources Director.  Prior to 1986, she was Vice President of Operations for Comstock Leasing, Inc. in San Mateo, California from 1984 to 1985.  From 1980 to 1984, she was Operations Manager for Comstock Leasing.

Tammi Didlot	President of SelectForce and Director

Ms. Didlot has served as the President of SelectForce since July 2000 and has more than 10 years of experience in the information industry.  In her capacity as President of SelectForce, Ms. Didlot is responsible for all financial, marketing and sales activities for SelectForce.  Prior to joining SelectForce, Ms. Didlot worked for Choice Point (formerly Equifax Services) in various roles.  From 1992 to 1995, she was the General Manager in Oklahoma and Arizona.  From 1995 to 1997, she was the General Manager of the National Telephone Audit Center.  In 1997, she was promoted to Director of Centralized Processing and promoted again in 1998 to Assistant Vice President of Inside Services.  In 1999 she became the Vice President of Sales Marketing for Choice Point.  Ms. Didlot has a B.S. degree in Business Administration from Oklahoma State University.

Thomas P. Eagan, Jr.	Director

Mr. Eagan has been a director of Host since November 1988.  He has been employed as a Regional Sales Director with Eastern Bag & Paper Co., Inc. in Bridgeport, Connecticut since May 1979.  From February 1972 to May 1979, Mr. Eagan owned and operated Purifier Systems, Inc. in Hamden, Connecticut, a wholesale paper distributor.  From January 1972 to February 1973, Mr. Eagan was Regional Manager for Piedmont Capital Corp., a mutual fund life insurance underwriter located in Woodbridge, Connecticut.  In this capacity, Mr. Eagan supervised Piedmont’s Financial Planners and District Managers in southern Connecticut.  Mr. Eagan studied Business Administration and graduated from Quinnipiac University in Hamden, Connecticut.

Nicholas M. Troiano	Director

Mr. Troiano has been a director since February 2004.  Mr. Troiano is an attorney engaged in the practice of law in New Haven, Connecticut.  From 2000 to the present, he has been a solo practioner in private practice in New Haven, Connecticut.  He was an Assistant Town Attorney for the Town of Hamden, Connecticut from 1998 to 2000.  From 1996 to 1998, Mr. Troiano was a partner at Liberli & Troiano in New Haven, Connecticut.  From 1993 to 1996, Mr. Troiano worked in the Chief Clerk’s Office of the Superior Court of New Haven.  He served as counsel and research analyst for House Republican members of the House of Representatives of the Connecticut General Assembly from 1988 to 1991.  Mr. Troiano also served on the Hamden Legislative Council as Sixth District Councilman from 1991 to 1997.  Mr. Troiano received a B.A. from Lake Forest College and a J.D. from the University of Puget Sound School of Law.

Gilbert Rossomando	President of Lindley and Director

Mr. Rossomando has served as a director of Host since July 2000 and is one of the founders of Lindley Food Services, Inc.  Mr. Rossomando served as an Officer and Director of Lindley from July 1995 to July 2000 and continues to be an officer of Lindley, as a subsidiary of Host, where he is responsible for cost analysis, sales and marketing, contract bidding and employee policies.  Mr. Rossomando has a Bachelors Degree in Business Administration and Food Service Management from the University of New Haven.

John D’Antona	Director

Mr. D’Antona has served as a director of Host since February 1998.  Mr. D’Antona has 25 years experience in a variety of food service marketing and sales positions and for the past five years, he has been the New England Regional Manager for Mother Parker Tea and Coffee.  Mother Parker Tea and Coffee was established in 1912, is a Canadian company and is the largest private label and producer of tea and coffee in North America.

Patrick J. Healy	Director

Mr. Healy has been a director since February 1998. He is the Senior Vice President for Finance and Administration for Quinnipiac University and has held this position for the past 20 years.  He received his undergraduate degree in accounting from Quinnipiac, his MBA from the University of New Haven, a doctorate in Educational Leadership, Higher Education Administration, from the University of Connecticut, and completed the higher education program at the Institute for Educational Management at Harvard University.  He has been on the Board of the Connecticut Chapter of the Leukemia and Lymphoma Society since 1992, where he served as Treasurer, Vice President, and Chapter President.  He was elected to the National Board of the Leukemia and Lymphoma Society in 1996, and also serves on the Board of The Children’s Corner in Ridgefield, Connecticut.

C. Michael Horton	Director

Mr. Horton has been a director since February 2004.  Mr. Horton has been a professional engineer since 1969.  From 1994 to the present, Mr. Horton has been the President of Michael Horton & Associates, Inc., a Hamden, Connecticut firm that provides structural consulting services to owners, architects and contractors, including restoration of historical structures and claims investigations for insurance companies.  From 1982 to 1994, Mr. Horton was a partner at Martin-Horton Associates in New Haven, Connecticut, a firm that provided structural consulting services to owners, architects and contractors, and claims investigation for insurance companies.  Mr. Horton was employed as a Vice President and engineer for Cahn Engineers, a civil engineering firm in Wallingford, Connecticut, from 1974 to 1982.  Mr. Horton received a B.S. from Iowa State University.

MEETINGS OF DIRECTORS AND COMMITTEES

       The Company currently has six independent directors who are Messrs. D’Antona, Eagan, Healy, Horton, Sarmanian and Troiano.  The Board anticipates appointing one additional independent director prior to the Meeting to comply with the recently adopted Nasdaq corporate governance listing standards.  The Company's Board of Directors held two meetings during 2003 and took various other corporate actions pursuant to unanimous written consents. The Company has established Audit and Compensation Committees. Certain information about these committees is provided below. All directors attended 100% of the Board and assigned committee meetings during 2003.

       The Audit Committee is presently composed of Patrick Healy, Thomas P. Eagan, and John D’Antona. This committee recommends to the Board the firm to be retained as the Company's independent auditors and consults with and reviews the reports of the Company's independent auditors and the Company's internal financial staff. The Audit Committee held three meetings during 2003. See "Audit Committee Report" below.

       The Compensation Committee is presently composed of Thomas P. Eagan and John D’Antona.  Mr. Ramsey, the Company’s President and a former member of the compensation committee, resigned as a member of the committee to comply with recently adopted Nasdaq corporate governance listing standards.  The Compensation Committee assists the Board in establishing compensation for key employees and administers employee benefit plans. Two meetings were held during 2003.

       The Company does not currently have a nominating committee.  To comply with the recently adopted Nasdaq corporate governance listing standards, director nominees will be recommended for the Board’s selection by a majority of the independent directors.  Candidates are evaluated using criteria including independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent shareholders.

AUDIT COMMITTEE REPORT

       The Audit Committee of the Board of Directors is composed of three directors who are considered independent as independence for audit committee members is defined by the Nasdaq corporate governance listing standards. The committee operates under a written charter attached as Appendix A to this Proxy Statement.

       The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent auditors, subject to shareholder ratification.

       Management is responsible for preparing the Company's financial statements. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes.

       In this context, the committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

       The Company's independent auditors also provided to the committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the committee discussed with the independent accountants that firm's independence. The committee has considered whether the independent auditors provision of non-audit services is compatible with maintaining the independence of the auditors.

       Based on the above discussions and review with management and the independent accountants, the committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Patrick J. Healy
Thomas P. Eagan
John D’Antona

BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

       The following provides certain information concerning the executive officer of the Company who is not also a director:

Mark Cerreta	Executive Vice President of Lindley

Mr. Cerreta is a co-founder of Lindley Food Services, Inc., and since July 2000 has served as the Executive Vice President in charge of Host’s Lindley operations.  From July 1995 to July 2000, Mr. Cerreta served as an Officer and Director of Lindley.  Mr. Cerreta is currently responsible for customer relations, purchasing, commodity processing for donated foods and negotiating bid pricing with manufacturers.  He has a Bachelors degree in Business Administration and Food Service Management from the University of New Haven.

       Each officer of the Company holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors if in its judgment it is in the best interests of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

       The following information is furnished for the years ended June 30, 2003, June 30, 2002 and June 29, 2001, for the Company's Chief Executive Officer and the three other executive officers of the Company whose salary and bonus exceeded $100,000 during 2003.

SUMMARY COMPENSATION TABLE
Annual Compensation					Long Term Compensation
					Awards		Pay- outs
(a) Name And Principal Position(1)	(b) Year(2)	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compen- sation ($)(3)	(f) Restricted Stock Award(s) ($)	(g) Options/ SARs (#)	(h) LTIP Pay- outs ($)	(i) All Other Compen- sation ($)(4)

Geoffrey W. Ramsey President and CEO	2003 2002 2001	$154,000 $147,000 $140,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	50,000 50,000 20,000	0 0 0	$19,300 $19,300 $19,300

David J. Murphy Vice President and CFO	2003 2002 2001	$149,000 $141,750 $135,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	50,000 50,000 20,000	0 0 0	$12,500 $12,500 $12,500

Gilbert Rossomando President of Lindley	2003 2002 2001	$149,000 $142,000 $135,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	18,000 18,000 12,000	0 0 0	$12,500 $12,500 $12,500

Mark Cerreta Executive Vice President of Lindley	2003 2002 2001	$149,000 $142,000 $135,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	18,000 18,000 12,000	0 0 0	$12,500 $12,500 $12,500

(1)

On December 23, 2003 Host entered into an employment agreement with Eric Barger to serve as the President of Host’s GlobalNet subsidiary through June 30, 2007.  Mr. Barger will receive an initial salary of $120,000 and such other benefits as are determined by the board of directors.  Host has the right to terminate Mr. Barger’s employment if GlobalNet does not achieve positive net income for the fiscal year ended June 30, 2005.

(2)	Periods presented are for the fiscal years ended June 30, 2003, June 30, 2002 and June 29, 2001.
(3)	Host gives Messrs Ramsey, Murphy, Rossomando and Cerreta a car allowance valued at approximately $6,500 per year.
(4)
Includes health, life and disability insurance for Messrs. Ramsey, Murphy, Rossomando and Cerreta.

Compensation of Directors

        Directors receive $500 for each meeting of the Board attended, $250 for participation in each meeting of the Board by telephone conference and $250 for participation, in person or by telephone conference, in each committee meeting.  Directors are reimbursed for out-of-pocket expenses in attending meetings of the Board of Directors or committees.

Employment Contracts

       The Company has employment agreements with Messrs. Ramsey and Murphy for five years which commenced February 12, 2002.  Under the terms of the agreements, Messrs. Ramsey and Murphy receive initial annual salaries of $154,000 and $149,000, respectively, which may be increased from time to time by the Compensation Committee or by the Board of Directors.  Their salaries will not be decreased without their consent.  Both individuals receive an expense account, an automobile expense account, related business expenses and all benefits afforded other employees. Host also provides health, disability and life insurance to Messrs. Ramsey and Murphy.  On July 28, 2003, the annual salaries of Messrs Ramsey and Murphy were increased to $162,000 and $156,000, respectively.

       The Company has employment agreements with Gilbert Rossomando and Mark Cerreta, the President and Executive Vice President of Lindley, for a term extending through August 1, 2008.  Messrs. Rossomando and Cerreta each receive a base salary of $149,000 a year and benefits, including a car allowance and health and disability insurance.  The salaries of Messrs. Rossomando and Cerreta were increased to $156,000 on July 28, 2003 in accordance with the terms of their employment agreements.

       The Company has a three-year employment agreement with the President of SelectForce, Inc., Tammi Didlot, which commenced on March 28, 2002.  The terms of the agreement provide an expense account and health and disability insurance.  In accordance with the terms of her contract, Ms. Didlot was entitled to an initial salary of $82,240 and her salary was increased to $86,500 on May 17, 2003. She is also eligible to receive incentive bonuses based upon the performance of the SelectForce operations.

       As noted in footnote 1 above, in connection with the acquisition of GlobalNet, the Company entered into an employment agreement with Mr. Barger, the President of GlobalNet.  Mr. Barger receives a base salary of $120,000 a year and benefits, including health and disability insurance.  Mr. Barger’s employment agreement has a term extending through June 30, 2007, however, if GlobalNet does not achieve positive net income for the fiscal year ended June 30, 2005, he may be terminated.

2003 Stock Option Plan

       On September 12, 2002, the Board of Directors of Host adopted the 2003 Stock Option Plan (the “2003 Plan”) and the 2003 Plan was approved by Host’s shareholders at its 2003 Annual Meeting.  The purpose of the 2003 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of Host or of any parent or subsidiary thereof, each as defined through reference to a 50% ownership threshold, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide an additional incentive for such persons to exert maximum efforts for the success of Host and its affiliates by encouraging stock ownership in Host.

Description of the 2003 Plan

       The maximum number of shares of Common Stock with respect to which awards may be presently granted pursuant to the 2003 Plan is five hundred thousand (500,000) shares.  Shares issuable under the 2003 Plan may be either treasury shares or authorized but unissued shares.  The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of Host.

       Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the 2003 Plan is administered by the Board of Directors of Host (the “Board”) or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the 2003 Plan, by such committee (the “Plan Administrator”).  Except for the terms and conditions explicitly set forth in the 2003 Plan, and subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

Securities Authorized for Issuance under Equity Compensation Plans

       The following table sets forth certain information concerning all equity compensation plans previously approved by shareholders and all equity compensation plans not previously approved by shareholders as of June 30, 2003.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	200,000 (1) 488,850 (2) 0 (3)	$2.96 $2.30 --	0 11,150 500,000
Equity compensation plans not approved by shareholders	12,000 (4)	$5.00	0
Total	700,850	$2.54	511,150

(1)	Issued under the Host America Corporation 1998 Stock Option Plan.
(2)	Issued under the Host America Corporation 2000 Stock Option Plan.
(3)	500,000 options are available for issuance pursuant to the Host America Corporation 2003 Stock Option Plan but as of June 30, 2003, no options had been granted pursuant to the plan.
(4)	Issued to executive officers and directors in August 1997.

Options Granted to Directors and Executive Management

       For information concerning options granted to directors and executive officers, please refer to the footnotes under “Security Ownership of Management” beginning on page 4 of this Proxy Statement.

Stock Options Granted to Executive Officers During Last Fiscal Year

       The following table sets forth certain information regarding grants of stock options to Host’s executive officers who received stock options during fiscal year 2003.  The fair value of the option grant was estimated on the date of the grant based on the then market price of Host’s Common Stock. None of the following options have been exercised.

Name (a)	Number of Securities Underlying Options/SARs Granted (#) (b)	Percent Of Total Options/SARs Granted To Employees In Fiscal Year (c)	Exercise Of Base Price ($/Sh) (d)	Expiration Date (e)
Geoffrey W. Ramsey...........	50,000	23.5%	$2.00	3/26/13
David J. Murphy..................	50,000	23.5%	$2.00	3/26/13
Gilbert Rossomando..............	18,000	8.5%	$2.00	3/26/13
Mark Cerreta.......................	18,000	8.5%	$2.00	3/26/13

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

       The following table sets forth certain information with respect to stock options exercised by Host’s executive officers during fiscal year 2003.  In addition, the table sets forth the number of shares covered by unexercised stock options held by executive officers as of June 30, 2003 and the value of “in-the-money” stock options which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of June 30, 2003.

Name (a)	Shares Acquired On Exercise (b)	Value Realized ($) (c)	Number Of Unexercised Securities Underlying Options/SARs At FY-End (#) Exercisable/ Unexercisable (d)	Value Of Unexercised In-The-Money At FY-End ($) Exercisable/ Unexercisable (e)
Geoffrey W. Ramsey........	0	0	180,000/0	$9,000/0
David J. Murphy...............	0	0	180,000/0	$9,000/0
Gilbert Rossomando..........	0	0	48,000/0	$3,240/0
Mark Cerreta...................	0	0	48,000/0	$3,240/0

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF CARLIN, CHARRON &
ROSEN, LLP AS INDEPENDENT AUDITORS FOR 2004

       The Board of Directors has, subject to shareholder ratification, appointed the firm of Carlin, Charron & Rosen, LLP as independent auditors to examine the books of the Company and its subsidiaries for the year ending June 30, 2004, and to report on the consolidated balance sheets, statements of income and other related statements of the Company and its subsidiaries. Carlin, Charron & Rosen has served as independent auditors for the Company since October 16, 2002.  Prior to October 16, 2002, DiSanto Bertoline & Company, P.C. (“DiSanto Bertoline”) was engaged as the Company’s independent public accountants.  On October 16, 2002, DiSanto Bertoline resigned.  This resignation resulted from DiSanto Bertoline’s merger with Carlin, Charron & Rosen effective October 16, 2002.

       DiSanto Bertoline’s reports on the Company’s consolidated financial statements for each of the years ended 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty (except as discussed in the following paragraph), audit scope or accounting principles.

       DiSanto Bertoline’s report on the Company’s consolidated financial statements for the year ended June 30, 2002 contained an explanatory paragraph which stated that the consolidated financial statements were prepared assuming that the Company will continue as a going concern.  The Company’s bank notified the Company of its intent to not renew its revolving line of credit which matured on November 30, 2002 and further, the Company was in default of a certain loan covenant which allowed the bank to demand repayment of all amounts owed.  No such demand was made.

       During the years ended June 30, 2002 and June 29, 2001 and through October 16, 2002, there were no disagreements with DiSanto Bertoline on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to DiSanto Bertoline’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years.

       Representatives of Carlin, Charron & Rosen, who are also the representatives of the former DiSanto Bertoline, are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to questions posed by the shareholders. Ratification of the appointment of Carlin, Charron & Rosen as the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock and Series B Preferred Stock voting on such matter. Abstentions and shares held by a broker, as nominee, that are not voted on this matter will not be included in determining the number of votes cast.

       The Board of Directors recommends a vote "FOR" approval of the proposal to ratify the appointment of Carlin, Charron & Rosen, LLP as the Company's independent auditors for 2004.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

       Aggregate fees billed, including out-of-pocket expenses, for professional services rendered by Carlin, Charron & Rosen, LLP in connection with the audit of the Company's consolidated financial statements as of and for the year ended June 30, 2003 and the reviews of the Company's quarterly unaudited condensed consolidated interim financial statements during 2003 were $58,650.

Financial Information Systems Design and Implementation Fees

       During the year ended June 30, 2003, Carlin, Charron & Rosen, LLP rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

       In addition to the audit fees described above, aggregate fees of $3,860 were billed by Carlin, Charron & Rosen, LLP during the year ended June 30, 2003, consisting of tax services performed for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Host leases approximately 3,000 square feet of office space in Bridgeport, Connecticut for its wholly-owned subsidiary, Lindley Food Services, Inc. from Gilbert Rossomando, the President of Lindley and a director, and Mark Cerreta, the Executive Vice President of Lindley and a principal shareholder.  The rent on the lease is $3,000 per month.  The Company believes this is a competitive lease rate for similar real estate in Bridgeport, Connecticut area where the office is located.  All future transactions with management must be reviewed and approved by all of Host’s independent directors.

       From November 1, 2002 through February 28, 2003, Host privately placed 59 Units at $25,000 per Unit, each Unit consisting of one 12% unsecured promissory note in the amount of $25,000 due January 31, 2008 and 7,080 warrants to purchase 7,080 shares of Host’s Common Stock at an exercise price of $2.00, exercisable from December 31, 2003 to January 31, 2008.  The Units were offered and sold on a best efforts basis by officers and directors of Host and by View Trade Securities, Inc., a licensed NASD broker-dealer.  View Trade Securities, Inc. received a commission of 10% of the gross proceeds from the Units sold by it (commission payments totaled $122,500).  Roger Lockhart, a registered representative of View Trade Securities, Inc., is a major shareholder of Host.  Officers and directors of Host did not receive any commission or other remuneration for Units sold by them.  Of the 59 Units sold, officers, directors and affiliates, including Mr. Lockhart, purchased a total of 18 Units for a purchase price of $450,000.

       On August 11, 2003, Host privately offered and sold 266,667 shares of its newly created Series B convertible preferred stock to Roger Lockhart, a major shareholder, for an aggregate purchase price of $400,000, or $1.50 per share.

       In September 2003, Messrs. Rossomando and Cerreta, the President and Executive Vice President of the Company’s Lindley subsidiary, notified us that they would be electing to exercise a portion of their earnings interest in the Lindley profits, which they are entitled to pursuant to the share purchase agreement between Host and Lindley.  Host will pay to Messrs. Rossomando and Cerreta, in the aggregate, $141,600.  Amounts due to Messrs. Rossomando and Cerreta in conjunction with the Earnout EBITA, totaled $248,700 and $231,100 as of June 30, 2003 and 2002, respectively, is considered to be additional purchase price and therefore has been recorded as goodwill and is reflected as a component of accrued expense in the accompanying consolidated balance sheets.  The Company is repaying this obligation in monthly installments of $10,000 plus 12% interest.

       From October 1, 2003 through December 31, 2003, Host privately placed 500,000 shares of Common Stock at $5.00 per share with 24 investors.  The shares were offered and sold on a best efforts basis by officers and directors of Host and by View Trade Securities, Inc., a licensed NASD broker-dealer.  View Trade Securities, Inc. received a commission of 10% of the gross proceeds from the shares sold by it.  In addition, for every ten (10) shares of Common Stock sold, View Trade or its agent received one warrant to purchase one share of Common Stock at $5.50 per share, exercisable for a period of five (5) years.  Roger Lockhart, a registered representative of View Trade Securities, Inc. is a major shareholder of Host.  Officers and directors of Host did not receive any commission or other remuneration for shares sold by them.

       On December 23, 2003, Host acquired GlobalNet as a wholly owned subsidiary and the shareholders of GlobalNet received in the aggregate, 550,000 shares of Host’s restricted Common Stock in exchange for all of their outstanding common stock.  Roger Lockhart, a principal shareholder of Host, was also a principal shareholder of GlobalNet and had provided GlobalNet with approximately $800,000 in investments and loans, which have subsequently been assumed by Host.  In connection with Host’s acquisition of GlobalNet, Mr. Lockhart’s 11,000 shares of GlobalNet common stock were converted into 60,500 shares of Host Common Stock.

       As a result of the acquisition of GlobalNet on December 23, 2003, Host is related to certain entities through common ownership.  Specifically, former GlobalNet shareholders who are now Host shareholders are principals in Energy N Sync and RS Services.  Energy N Sync is the owner of certain technology, which makes up proprietary software used in the GlobalNet products.  Energy N Sync currently has a production agreement with an unrelated manufacturer to install this software on the circuit boards used in production with the GlobalNet products.  Energy N Sync currently has these boards shipped to RS Services where final assembly of the control panels is completed.  The finished control panels are sold directly to GlobalNet by Energy N Sync.  RS Services currently does not have an agreement with GlobalNet; however, RS Services has performed site surveys and installations and has been paid by GlobalNet for these services.  On September 17, 2003, GlobalNet entered into license/distributor agreement with Energy N Sync, providing GlobalNet with certain distribution rights to the Energy N Sync technology and products.  Certain officers, directors and majority shareholders of the Company, including Eric Barger, Peter Sarmanian and Roger Lockhart, are controlling shareholders of Energy N Sync.  In addition, Roger Lockhart and two other former GlobalNet shareholders who are now shareholders of the Company comprise the Board of Directors of Energy N Sync.  Accordingly, the terms and conditions of the license/distributor agreement should not be deemed arms length in nature.

OTHER BUSINESS

       As of the date of this Proxy Statement, management of the Company is not aware of any matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

FINANCIAL INFORMATION

       The Company's Annual Report to Shareholders for the year ended June 30, 2003 is enclosed. The Company will provide without charge to any shareholder of record or beneficial owner of Common Stock or Series B Preferred Stock a copy of the Company's 2003 Annual Report to Shareholders or the 2003 Annual Report on Form 10-KSB (without exhibits), including financial statements filed with the SEC. Any such request should be directed to Host America Corporation, Two Broadway, Hamden, Connecticut 06518, Attention, Anne Ramsey, Secretary.

SHAREHOLDER PROPOSALS

       Shareholders interested in presenting a proposal for consideration at the Company’s Annual Meeting in the year 2005 may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  To be eligible for inclusion in the Company’s Proxy Statement, proposals must be received by the Company no later than October 1, 2004.

Geoffrey W. Ramsey PRESIDENT

Hamden, Connecticut
February 20, 2004

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SHARES OUTSTANDING AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP AND REPORTING OWNERSHIP
PROPOSAL 1 - ELECTION OF DIRECTORS
MEETINGS OF DIRECTORS AND COMMITTEES
AUDIT COMMITTEE REPORT
BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF CARLIN, CHARRON & ROSEN, LLP AS INDEPENDENT AUDITORS FOR 2004
FEES PAID TO INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER BUSINESS
FINANCIAL INFORMATION
SHAREHOLDER PROPOSALS
APPENDIX A
PROXY CARD

APPENDIX A

[HOST AMERICA CORPORATION LOGO]

AUDIT COMMITTEE CHARTER

I.	CONTINUOUS ACTIVITIES – GENERAL

1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

2. Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3. Confirm and assure the independence of the independent auditor.

4. Review with the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

5.   Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the
      American Institute of Certified Public Accountants (AICPA) and Related Entities.

6. Consider and review with the independent auditor:

a. The adequacy of AICPA’s and Related Entities’ internal controls including computerized information system controls and securities.

b. Related findings and recommendations of the independent auditor with management’s responses.

7. Consider and review with management and the independent auditor:

a. Significant findings during the year, including the Status of Previous Audit Recommendations.

b. Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

8.

Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

	9.	Report periodically to the Board of Directors on significant results of the foregoing activities.

	10.	Instruct the independent auditor that the Board of Directors, as the members’ representative, is the auditor’s client.

II.	CONTINUOUS ACTIVITIES – RE: REPORTING SPECIFIC POLICIES

	1.	Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issue and practices.

2.

Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Institute and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3.

Inquire as to the auditor’s independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the institute.

4.

Inquire as to the auditor’s views about whether management’s choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

	5.	Determine, as regards new transactions or events, the auditor’s reasoning for the appropriateness of the accounting g principles and disclosure practices adopted by management.

	6.	Assured that the auditor’s reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

	7.	Inquire as to the auditor’s views about how the Institute’s choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Institute.

III.

SCHEDULED ACTIVITIES

1.

Recommend the selection of the independent auditor for approval by the Board of Directors and election by shareholders, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

	2.	Consider, in consultation with the independent auditor and the management, the audit scope and plan of the independent auditor and the management.

	3.	Review with management and the independent auditor the results of annual audits and related comments in consultation with the Board of Directors and other committees as deemed appropriate including:

		a.	The independent auditor’s audit of the AICPA’s and Related Entities’ annual financial statements, accompanying footnotes and its report thereon.

		b.	Any significant changes required in the independent auditor’s audit plans.

		c.	Any difficulties or disputes with management encountered during the course of the audit.

		d.	Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

4.

Review the results of the annual audits of member reimbursements, director and officers’ expense accounts and management perquisites prepared by Internal Audit and the independent auditor respectively.

	5.	Review annually with the independent auditor and the management the results of the monitoring of compliance with the Institutes code of conduct.

	6.	Describe in the AICPA’s Annual Report the Committee’s composition and responsibilities, and how they were discharged.

	7.	Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend to shareholders the appointment of the auditor.

	8.	Assure that the auditor’s reasoning is described in accepting or questioning significant estimates by management.

	9.	Review and update the Committee’s Charter annually.

IV.	“WHEN NECESSARY” ACTIVITIES

	1.	Review and concur in the appointment, replacement, reassignment, or dismissal of a Director of Internal Audit.

2.

Review and approve requests for any management consulting engagement to be performed by the Institute’s independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

	3.	Review periodically with general counsel legal and regulatory matters that may have a material impact on the AICPA’s and Related Entities’ financial statements, compliance policies and programs.

4.

Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.  The Committees shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

PROXY	HOST AMERICA CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS	PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 31, 2004

       The undersigned hereby constitutes and appoints Geoffrey W. Ramsey and David J. Murphy, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of $.001 par value Common Stock or $.001 par value Series B Preferred Stock of Host America Corporation, a Colorado corporation (the "Company"), at the Annual Meeting of Shareholders to be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, at 9:00 a.m., local time, on March 31, 2004, and any and all adjournments thereof (the "Meeting"), for the purposes of considering and acting upon the following matters:

1.	The election of four directors of the Company to serve three-year terms expiring in 2007.	For all nominees listed (except as marked to the contrary below) o	Withhold authority to vote for all nominees o
Nominees:		Geoffrey W. Ramsey	David J. Murphy
		Eric Barger	Peter Sarmanian
(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the following space):
2.	Ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors for the year ending June 30, 2004
o FOR o AGAINST o ABSTAIN
3.	Such other business as properly may come before the Meeting

       APPROVAL OF EACH MATTER LISTED ABOVE IS NOT CONTINGENT UPON THE APPROVAL OF ANY OTHER MATTER LISTED ABOVE.

(Continued on other side)

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXY HOLDERS NAMED HEREIN WITH RESPECT TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS RELATED TO THE MEETING ABOUT WHICH THE COMPANY DOES NOT RECEIVE TIMELY AND PROPER NOTICE AND WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2003, furnished therewith.

Dated:	, 2004

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit power of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOST AMERICA CORPORATION.  PLEASE SIGN AND RETURN THIS PROXY TO COMPUTERSHARE INVESTOR SERVICES IN THE ENVELOPE PROVIDED. THE GRANTING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

February 20, 2004